UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2013

Southcross Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1700 Pacific Avenue

Suite 2900

Dallas, Texas 75201

 (Address of principal executive office) (Zip Code)

(214) 979-3700

 (Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Southcross Energy Partners, L.P. (“Southcross”) experienced a fire at its Gregory Processing and Fractionation facility on January 26, 2013. There were no injuries in connection with the fire and damage was limited to a small portion of the Gregory facility. The exact cause of the fire is being determined. The Gregory facility had been shut down since January 1, 2013 for planned maintenance activities, and had been anticipated to be back online in February 2013. The new restart date has not yet been determined.

Southcross’ Gregory facility includes 135 million cubic feet per day of gas processing capacity and an associated 4,800 barrel per day fractionation facility. The Gregory facility is approximately 20 miles from Southcross’ newly-constructed 200 million cubic feet per day Woodsboro gas processing facility and associated 11,500 barrel per day Bonnie View fractionation facility.

Southcross maintains insurance which carries a $250 thousand deductible and is expected to cover most of the repair costs related to the damage caused by the fire. Southcross is continuing to use its Woodsboro Processing Plant and Bonnie View Fractionator, as well as third-party facilities.

Additionally, Southcross has clarified with its primary third-party gas processor, Formosa Hydrocarbons Company Inc., that the existing gas processing contract between the parties extends until May 31, 2013.

While there could be some financial impact in the first quarter of 2013 due to reduced operations at the Gregory facility, Southcross does not foresee a material or lasting operational or financial impact from the incident.

This Current Report on Form 8-K (this “Current Report”) includes forward-looking statements.  Statements included in this Current Report that are not historical facts are forward-looking statements.  Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause Southcross’ actual results in future periods to differ materially from anticipated or projected results. An extensive list of the specific risks and uncertainties affecting Southcross is contained in its Rule 424(b)(4) Prospectus filed with the Securities and Exchange Commission (the “Commission”) on November 2, 2012 and other documents filed from time to time with the Commission. Any forward-looking statements in this Current Report are made as of the date hereof and Southcross undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 are deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC,
its general partner

Dated: January 30, 2013	By:	/s/ J. Michael Anderson
		Name:	J. Michael Anderson
		Title:	Senior Vice President and Chief Financial Officer